SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                   ____________
                                     FORM 8-K
                                  CURRENT REPORT
                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934
                           Date of Report: May 22, 2001
                         (Date of earliest event reported)
                              WEBEX COMMUNICATIONS, INC.
                 (Exact name of registrant as specified in its charter)
         Delaware                      0-30849               77-0548319
(State or other jurisdiction         (Commission            (IRS Employer
      of incorporation)              File Number)         Identification No.)
                  307 West Tasman Drive, San Jose, California    95134
                  (Address of principal executive offices)     (Zip Code)
         Registrant's telephone number, including area code:  (408) 435-7000




Item 5.    Other Events.
On May 21, 2001, we issued a press release announcing the signing of a private placement of two million shares of unregistered common stock for a total of $21.5 million. The purchase price reflects a 6.114 percent discount from the average daily closing prices of WebEx Communications, Inc.'s common stock on the Nasdaq Stock Market over the ten day trading period ending on the trading day immediately preceding May 18, 2001. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 7.    Financial Statements and Exhibits.

(c) Exhibits

99.1 	Press release dated May 21, 2001 announcing the private placement of
2.0 million shares of unregistered common stock for a total of $21.5 million.



















                                    SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  May 22, 2001
                                   WEBEX COMMUNICATIONS, INC.



                                          By  /s/ Subrah S. Iyar
                                          ------------------------------
                                          Name:    Subrah S. Iyar
                                          Title:   Chief Executive Officer







































                                    Exhibit 99.1

                WebEx Raises $21.5 Million Through Sale of Equity
SAN JOSE, Calif., May 21, 2001-WebEx Communications, Inc. (NASDAQ: WEBX), the leader in real-time communications service for business meetings on the Web, announced the sale of 2.0 million shares of WebEx unregistered common securities for a total of $21.5 million. Investors entered into agreements with WebEx after the close of market on Friday May 18th 2001, to purchase the securities at approximately a 6% discount from the average closing price for the prior 10 days. Duetsche Banc Alex. Brown placed these securities for WebEx.

"Our rapid growth over the last two quarters, in spite of the difficult economic environment, has clearly put us in a leadership position for real-time communications services," said Subrah Iyar, Chairman and CEO of WebEx Communications. "Our financial projections and spending plans for this year have not changed since our last earnings announcement. However, the additional funds will provide us solid cash reserves and additional flexibility in pursuing potential new opportunities to further strengthen our leadership position," added Mr. Iyar.

Vanenburg Capital Management I B.V., WebEx's largest shareholder, agreed to purchase an additional $5 million of securities in this transaction. All the purchase agreements are subject to customary closing conditions. In addition, because of Vanenburg's existing stake in the Company, its purchase of securities is subject to regulatory approval under the Hart Scott Rodino Antitrust Improvements Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security. The securities sold in this transaction have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities Laws or an applicable exemption from the registration requirements.


About WebEx Communications, Inc.
Founded in 1996, WebEx Communications, Inc. (NASDAQ: WEBX) is the leader in Internet infrastructure for real-time business communications. WebEx provides Web-based carrier-class communication services using its multimedia switching platform deployed over a global network. WebEx's services enable end-users to share presentations, documents, applications, voice, and video spontaneously in a seamless environment. WebEx services are used across the enterprise in sales, support, training, marketing, engineering, and various other functions. With its modular framework and standards-based APIs, WebEx's real-time communications platform is the "dial-tone" for meetings on the Web. Please call toll free (877) 932-3911 or visit http://www.webex.com for more information.

Editors should contact Colin Smith at Antenna Group (415) 977-1912 or colin@antennapr.com

###

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by use of the terms anticipates, believes, continue, could, estimates, expects, intends, may, plans, potential, predicts, should or will, or the negative of those terms or similar expressions. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, these forward looking statements include, but are not limited to, statements regarding WebEx's financial projections, spending plans and use of proceeds resulting from this transaction. Factors which could contribute to risks and uncertainties include, but are not limited to, the failure of WebEx to meet financial expectations, decreases in direct sales activity, customer cancellations, the failure of channel partners to successfully sell WebEx services, failures and interruptions in the software and systems underlying WebEx's services, negative impacts from a broad economic slowdown, and the failure to continue current trends in revenue growth, improved earnings, and customer acquisition.. A fuller discussion of the risks and uncertainties that could affect WebEx Communications, Inc. are more fully set forth in WebEx's filings with the Securities and Exchange Commission, including WebEx's Form 10-K filed on April 2, 2001 and Form 10-Q filed on May 15, 2001. WebEx Communications, Inc. assumes no obligation to update forward-looking information contained in this press release.


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